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                           CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Mason-Dixon Bancshares, Inc.

     We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-80039, 333-07943, 33-07945, each on Form S-8, and Registration Statement No. 33-94686 on Form S-3, and in the Annual Report on Form 10-K of Mason-Dixon Bancshares, Inc. for the year ended December 31, 1997, of our report dated January 17, 1998, relating to the consolidated financial statements of Mason-Dixon Bancshares, Inc.



                                       /s/ Stegman & Company
                                       -------------------------------
                                           Stegman & Company


Towson, Maryland
March 26, 1998